UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2020
MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	001-35887	26-2792552
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MDXG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) Key Employee Retention and Restrictive Covenant Agreement. On December 16, 2020, the Board of Directors (“Board”) of MiMedx Group, Inc. (the “Company” or the “Registrant”) adopted a form of Key Employee Retention and Restrictive Covenant Agreement (the “Agreement”) to implement the benefits previously disclosed in the Company’s Current Report on Form 8-K dated July 21, 2020 with key members of the Company’s management, including our Named Executive Officers. On July 21, 2020, the Board approved separation benefits for the Company’s executive officers, which benefits, in the case of several executives, were specified or contemplated in their agreements with the Company at the time of their hire.
Under the Agreement, separation benefits become payable to an executive upon such executive officer’s involuntary termination by the Company without cause, or upon the termination of employment by the executive for good reason prior to a change in control, as such terms are defined in the Agreement. Severance benefits range from 0.583 times to 2.0 times the executive’s salary and target bonus, plus a period of benefits continuation.
The Agreement alternatively provides enhanced severance benefits upon or following a change in control of the Company, using a “double-trigger”, in which case the applicable executive is provided severance benefits ranging from 0.75 times to 2.5 times the executive’s salary and target bonus, plus a period of benefits continuation, upon the involuntary termination of the executive’s employment without cause or termination for good reason, as such terms are defined in the Retention Agreement, occurring within a one year period following a change in control.
The Retention Agreement includes customary provisions limiting the executive’s ability to take a competitive position, solicit customers, solicit personnel and other parties, and use or disclose confidential information. No executive will be entitled to any separation benefits unless and until such executive executes a release of claims and adheres to non-competition, non-solicitation, and non-disparagement restrictions. The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Management Incentive Plan. On December 16, 2020, the Board adopted the Management Incentive Plan (the “MIP”), effective beginning January 1, 2021. The purpose of the MIP is to provide an incentive for key members of the management team, including our Named Executive Officers, payable with respect to achievements relating to the Company’s annual business plan. The MIP is substantially the same as the annual incentive plans adopted in prior years, except that the MIP is expected to continue in effect from year to year with annual incentive amounts and performance metrics as determined for the applicable year.
The MIP provides for a bonus opportunity equal to a percentage of the participant’s annual salary, which may be earned contingent upon satisfaction of established performance goals and continued employment through the payment date. Bonus opportunity amounts and performance goals will be determined for each participant. Incentives will be calculated based on the achievement of the Company and individual performance goals established for each performance year. The maximum potential amount to be earned by a participant is two times the participant’s bonus opportunity amount.
The foregoing summary of the MIP is qualified in its entirety by reference to the full text of the MIP, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Key Employee Retention and Restrictive Covenant Agreement
10.2	Management Incentive Plan
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Date: December 18, 2020	By:	/s/ Peter M. Carlson
Peter M. Carlson Chief Financial Officer